UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        MORGAN STANLEY DEAN WITTER & CO.

             (Exact name of registrant as specified in its charter)

                Delaware                                36-3145972
----------------------------------------   ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

    1585 Broadway, New York, New York                      10036
----------------------------------------   ------------------------------------
(Address of principal executive offices)                 (Zip Code)


 If this Form relates to the               If this Form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), check the following box. [X]       A.(d), check the following box. [ ]


Securities Act registration file number to which this form relates: 333-47576


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange on Which
      to be so Registered                    Each Class is to be Registered
      -------------------                    ------------------------------

      Biotech Basket Opportunity             The American Stock Exchange LLC
      eXchangeablE Securities                Philadelphia Stock Exchange, Inc.
      due 2032


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.    Description of Registrant's Securities to be Registered

                  The title of the class of securities to be registered hereunder is: "Medium-Term Notes, Series C, Biotech Basket Opportunity eXchangeablE SecuritiesSM due January 30, 2032 Exchangeable for a Cash Amount Based on the Closing Prices of the Underlying Stocks of AMEX Biotechnology Index" (the "Biotech BOXESSM"). A description of the Biotech BOXES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" contained in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the "Act") which description is incorporated herein by reference, and as further supplemented by information under the caption "Description of the Biotech BOXES" contained the pricing supplement dated March 19, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Biotech BOXES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.     Exhibits

                 The following documents are filed as exhibits hereto:

                 4.1  Proposed form of Global Note evidencing the Biotech BOXES.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MORGAN STANLEY DEAN WITTER & CO.
                                      (Registrant)



Date:  March 19, 2002                 By:
                                          --------------------------------------
                                          Name:  Martin M. Cohen
                                          Title: Assistant Secretary and Counsel

                                INDEX TO EXHIBITS

Exhibit No.                                                             Page No.
-----------                                                             --------

4.1          Proposed form of Global Note evidencing the Biotech BOXES.    A-1